UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2005

SUNBURST ACQUISITIONS IV, INC.

 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

595 Howe Street, Suite 206 Vancouver, BC	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (604) 684-1755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry Into a Material Definitive Agreement

On  July 15, the Company entered into an agreement with Bristol Investment Fund, Ltd., Alpha Capital AG and Stonestreet LP, pursuant to which it agreed to repurchase the convertible debentures held by such parties for their face amount plus 8% interest.  Upon repurchase of the debentures, the warrants and additional investment rights held by the debentureholders will also be cancelled.

The closing under the agreement for repurchase of the debentures must be completed on or before September 1, 2005.   In the event the repurchase is not completed by September 1, 2005, Mario Ayub, one of the Company’s two existing directors, has agreed to resign, and the Company has agreed to allow two new directors to be designated by the debentureholders, to be appointed.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2005, the Company appointed Tracy A. Moore of Vancouver, Canada as its Chief Operating Officer pursuant to the terms of a Consulting Agreement.  Under the terms of the Consulting Agreement, the Company has agreed to issue to Mr. Moore a total of 500,000 shares of its common stock as compensation for his services.  The shares are to be issued pursuant to a registration statement on Form S-8.

Biographical Information

Tracy A. Moore is the President of MCSI Consulting of Vancouver, Canada, a financial consulting firm.  Mr. Moore founded MCSI in 1990, and is responsible for overall client contact and relations, project management, planning, and quality control.  Mr. Moore qualified as a Chartered Accountant in 1979 and worked for several international accounting firms in restructuring and consulting positions before founding MCSI in 1990.

ITEM 9.01

Financial Statements and Exhibits.

(c) Exhibits

10.1

Funds Escrow Agreement dated July 2005, among Sunburst Acquisitions IV, Inc., the Holders, and Grushko & Mittman, P.C.

10.2

Repayment Agreement dated July 15, 2005 by and among Sunburst IV, Inc. and Holders.

10.3

Consulting Agreement dated July 1, 2005 between Tracy A. Moore and Sunburst Acquisitions IV, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

SUNBURST ACQUISITIONS IV, INC.

By: /S/ TERRY FIELDS

Terry Fields, President and Director

 August 15, 2005

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